MUTUAL FUND AND VARIABLE INSURANCE TRUST

AMENDED MULTIPLE CLASS PLAN

February 17, 2017

Fund	Shares Offered	Effective Date
Rational Dividend Capture Fund
	Class A Shares Class C Shares Institutional Shares Class T Shares	June 23, 2006 September 26, 2013 June 23, 2006 January 20, 2017

Rational Risk Managed Emerging Markets Fund
	Class A Shares Institutional Shares Class C Shares Class T Shares	December 28, 2009 December 28, 2009 February 26, 2016 January 20, 2017

Rational Real Strategies Fund
	Class A Shares Institutional Shares Class C Shares Class T Shares	April 30, 2007 April 30, 2007 February 26, 2016 January 20, 2017

Rational Defensive Growth Fund
	Class A Shares Class C Shares Institutional Shares Class T Shares	June 23, 2006 September 26, 2013 June 23, 2006 January 20, 2017

Rational Strategic Allocation Fund
	Class A Shares Class C Shares Institutional Shares Class T Shares	June 15, 2009 February 26, 2016 February 26, 2016 January 20, 2017
Rational Dynamic Momentum VA Fund
	Class A Shares Institutional Shares	February 26, 2016 February 26, 2016
Rational Iron Horse Fund
	Class A Shares Class C Shares Institutional Shares Class T Shares	May 26, 2016 May 26, 2016 May 26, 2016 January 20, 2017
Rational Dynamic Momentum Fund
	Class A Shares Class C Shares Institutional Shares Class T Shares	May 26, 2016 May 26, 2016 May 26, 2016 January 20, 2017
Rational Select Asset Fund

	Class A Shares Class C Shares Institutional Shares Class T Shares	November 29, 2016 November 29, 2016 November 29, 2016 January 20, 2017
Rational Total Return Income Fund
	Class A Shares Class C Shares Institutional Shares Class T Shares	February 17, 2017 February 17, 2017 February 17, 2017 February 17, 2017

This Exhibit, as of February 17, 2017, is hereby incorporated and made part of the Amended Multiple Class Plan dated February 17, 2017.

WITNESS the due execution hereof this 17th day of February, 2017.

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By: /s/ Jerry Szilagyi

Name: Jerry Szilagyi

Title: President